EXHIBIT 10.2




                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                            Eurofaith Holdings, Inc.,
                      a British Virgin Islands corporation,


                                       and

                               Rim Holdings, Inc.
                              a Nevada corporation





                                  June 29, 2004


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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement, dated as of June 29, 2004 (this "Agreement"), is made and entered into by and between Rim Holdings, Inc., a Nevada corporation ("Buyer") and Eurofaith Holdings, Inc., a British Virgin Islands corporation ("Seller").

     WHEREAS, the Seller owns 100 shares of common stock (the "Starway Shares") of Starway Management Ltd., a British Virgin Islands corporation ("Starway") which represent all of the issued and outstanding capital stock of Starway;

     WHEREAS, Starway solely owned (i) directly the entire issued share capital of Shenzhen Dicken which is a wholly foreign-owned enterprise established under the laws of the PRC and responsible for the operation and sales of energy saving products; and (ii) indirectly, through Shenzhen Dicken, 100% shareholding interest in Shenzhen Dicken Technology Development Limited which is a limited company incorporated in the PRC and holds the patent and is responsible for the development of energy saving projects of Shenzhen Dicken Group. Shenzhen Dicken Group develops, manufactures and sells energy saving products including electricity and light saving devices and equipment used or installed in a wide range of facilities and machines, such as lighting system, air-conditioning systems or manufacturing machinery systems.

     WHEREAS, Seller wishes to sell and Buyer wishes to purchase all of the Starway Shares.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1
                               THE STOCK PURCHASE

     1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing, the Buyer shall purchase from Seller 50% of the Starway Shares equaling to 50 shares, which represents all of the issued and outstanding capital stock of Starway. The purchase price for such stock is $120,000,000 (the "Purchase Price"), payable by the issuance by Buyer of a convertible promissory note, the form of which is set forth in Exhibit A, hereof (the "Convertible Note"). The unaudited profit after tax of Starway as of 31 May 2004 is 10.4 million. Basing on the commitment of the management of Starway and Shenzhen Dicken Industrial Development Ltd. The Purchase Price was determined with reference to the estimated profit after tax for the year 2004, being no less than $24 million, times 50% at PE ratio of 10.

     1.2 PRESS RELEASES. At the Closing, Buyer shall issue such press release or announcement of the transactions contemplated by this Agreement as may be required by the reporting requirements of the Securities Exchange Act of 1934, as amended.

     1.3 CLOSING. The closing of the stock purchase (the "Closing") shall take place on or before June 30, 2004, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the "Closing Date."

     1.4 APPOINTMENT OF DIRECTORS. The Seller and the Buyer mutually agree upon Closing, there will be a total of 3 directors appointed to Starway, namely, 2 by the Buyer and 1 by the Seller.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

     The Seller hereby represents and warrants to Buyer as follows:

     2.1 OWNERSHIP OF THE STARWAY SHARES. The Seller owns, beneficially and of record, good and marketable title to the Starway Shares, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. At the Closing, the Seller will convey to Buyer good and marketable title to the Starway Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

     2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by the Seller, and no other actions on the part of the Seller are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     2.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for requirements of applicable laws, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Seller of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby, nor compliance by the Seller with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or his property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, except in the case of clauses (a) and (b) for violations, breaches or defaults which are not in the aggregate material to the Seller.

     2.4 RESTRICTED SECURITIES. The Seller acknowledges that the Convertible Note or any securities that the Convertible Note is convertible into ("Buyer Securities") will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Buyer Securities cannot


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

be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, the Seller is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     2.5 ACCREDITED INVESTOR. The Seller is an "Accredited Investor" as that term is defined in rule 501 of Regulation D promulgated under the Securities
Act. The Seller is able to bear the economic risk of acquiring the Buyer Securities pursuant to the terms of this Agreement, including a complete loss of the Seller's investment in the Buyer Securities.

     2.6 LEGEND. The Seller acknowledges that the certificate(s) representing the Buyer Securities shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

          NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

     2.7 DUE ORGANIZATION. Seller and Starway has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

     2.8 CAPITALIZATION OF STARWAY. The authorized capital stock of Starway consists solely of 50,000 shares of common stock, U.S. $1.00 par value, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Starway are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Starway is a party or which are binding upon Starway providing for the issuance or transfer by Starway of additional shares of its capital stock and Starway has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments which are binding upon Starway. There are no voting trusts or any other agreements or understandings with respect to the voting of Starway's capital stock.

     2.9 CERTAIN STARWAY CORPORATE MATTERS. Starway is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Starway's financial condition, results of operations or business. Starway has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

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

     2.10 FINANCIAL STATEMENTS OF STARWAY. The reviewed consolidated balance sheets, consolidated statements of operations and cash flows of Starway as of fiscal year ended December 31, 2003 and the reviewed consolidated balance sheets, statements of operations and cash flows for the 3 months ended March 31, 2004 (collectively, the "Financial Statements") were delivered to Buyer and (a) were prepared in accordance with the books and records of Starway; and (b) are accurate and fairly present its financial condition and the results of operations as of the relevant dates thereof and for the entities and periods covered thereby.

     2.11 ABSENCE OF MATERIAL CHANGES OF STARWAY. Since last as of date of the Financial Statements, there has not been any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Starway, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

     2.12 TITLE TO STARWAY ASSETS. Starway has good and marketable title to all of the assets and properties now carried on its books including those reflected in the most recent balance sheet contained in the Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Starway Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).


                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

     3.2 CAPITALIZATION. Buyer's authorized capital stock consists of 20,000,000 shares of capital stock, of which 18,740,967 shares and at the Closing will be issued and outstanding. All issued and outstanding shares of Buyer common stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Buyer is a party or which are binding upon Buyer providing for the issuance by Buyer or transfer by Buyer of additional shares of Buyer's capital stock and Buyer has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of Buyer. There are no voting trusts or any other agreements or understandings with respect to the voting of Buyer's capital stock.

     3.3 CERTAIN CORPORATE MATTERS. Buyer is duly licensed or qualified to do business and is in good standing in every jurisdiction in which the character of Buyer's properties or nature of Buyer's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition,

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

results of operations or business. Buyer has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Buyer is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect. Buyer is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

     3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and no other actions on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     3.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of Buyer, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Buyer is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Buyer taken as a whole.

     3.6 SEC DOCUMENTS. Buyer hereby makes reference to the following documents filed with the United States Securities and Exchange Commission (the "SEC"), as posted on the SEC's website, WWW.SEC.GOV: (collectively, the "SEC Documents"):
(a) Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, 2002, 2001 and 2000; (b) General Form For Registration of Securities Of Small Business Issuers on Form 10-SB12G as filed on July 17, 2000, and all amendments thereto; and (c) Quarterly Reports on Form 10-QSB for the periods ended December 31, 2000, 2001, 2002 and 2003, March 31, 2001, 2002, 2003 and 2004, and July 31,
2001, 2002 and 2003, and all amendments thereto. The SEC Documents constitute all of the documents and reports that the Company was required to file with the SEC pursuant to the Securities Exchange Act of 1934 ("Exchange Act"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated

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thereunder  and none of the SEC  Documents  contained  an untrue  statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Buyer as of the dates thereof and its statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on Buyer, its business, financial condition or results of operations).

     3.7  FINANCIAL STATEMENTS.

          (a) Included in the SEC Documents are the audited balance sheet of Buyer (collectively, "Buyer's Audited Financials").

          (b) Included in the SEC Documents are the unaudited balance sheets of Buyer as at March 31, 2004, and the related statements of operations and cash flows for the six months ended March 31, 2004 ("Buyer's Interim Financials").

          (c) Buyer's Audited Financials and Buyer's Interim Financials (collectively "Buyer's Financial Statements") are (i) in accordance with the books and records of Buyer, (ii) correct and complete, (iii) fairly present the financial position and results of operations of Buyer as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on Buyer, its business, financial condition or results of operations.

     3.8  TAX MATTERS.

          (a) Buyer has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

          (b) Buyer has paid, or adequately reserved against in Buyer's Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

          (c) To the best knowledge of Buyer, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Buyer's tax returns;

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          (d)  No waiver or  extension of any statute of  limitations  as to any material federal, state, local or foreign tax matter has been given by or requested from Buyer; and

          (e) Buyer has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended.

               For the purposes of this SECTION 3.8, a tax is due (and must therefore either be paid or adequately reserved against in Buyer's Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

     3.9  REAL PROPERTY. Buyer does not own or lease any real property.

     3.10 ENVIRONMENTAL MATTERS.

          (a) DEFINITIONS. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

               (i) "Governmental Authority" shall mean the United States, each state, each county, each city and each other political subdivision in which Buyer's business is located, and any court, political subdivision, agency or instrumentality with jurisdiction over Buyer's business.

               (ii) "Environmental Laws" shall mean (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq. ("RCRA"), (C) the Clean Air Act, 42 U.S.C.A. 7401 et seq., (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

               (iii) "Hazardous Materials" shall mean, among others, (A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder;
(B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clean Water Act"), and any regulations thereunder; (D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clean Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls; (G) any substance the presence of which at the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and (H) any other substance which is regulated by any Environmental Laws.

               (iv) "Hazardous Materials Contamination" shall mean the presence of Hazardous Materials in the soil, groundwater, air or any other media regulated by the Environmental Laws on, under or around Buyer's facilities at levels or concentration which trigger any requirement under the Environmental

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Laws to remove,  remediate,  mitigate,  abate or  otherwise  reduce the level or
concentration  of  the  Hazardous  Materials.   The  term  "Hazardous  Materials
Contamination" does not include the presence of Hazardous Materials in process tanks, lines, storage or reactor vessels, delivery trucks or any other equipment
or  containers,   which  Hazardous   Materials  are  used  in  the  manufacture,
processing,   distribution,   use,  storage,  sale,  handling,   transportation,
recycling, reuse or disposal of the products that were manufactured and/or distributed by Buyer.

               (v) "Business Location" shall mean any real property, building, facility or structure owned, leased or occupied by Buyer at any time from its inception until the present.

     3.11 INTELLECTUAL PROPERTY. Buyer does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. Buyer has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Buyer infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

     3.12 INSURANCE. Buyer has no insurance policies in effect.

     3.13 CONTRACTS. Buyer has no material contracts, leases, arrangements or commitments (whether oral or written). Buyer is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

     3.14 LITIGATION. Buyer is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Buyer. Buyer is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Buyer, and Buyer knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Buyer or to which Buyer is a party.

     3.15 EMPLOYEES. Buyer does not have any employees. Buyer does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees. Buyer has no written or oral employment agreements with any officer or director of Buyer. Buyer is not a party to or bound by any collective bargaining agreement.

     3.16 LEGAL COMPLIANCE. To the best knowledge of Buyer, after due investigation, no claim has been filed against Buyer alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Buyer holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

     3.17 LISTING AND MAINTENANCE REQUIREMENTS. Buyer is currently quoted on the OTC Bulletin Board and Buyer has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the NASD or any trading market on which Buyer's common stock is or has been listed or quoted to the effect that Buyer is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market. Buyer is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

     3.18 DISCLOSURE. The representations and warranties and statements of fact made by Buyer in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.


                                    ARTICLE 4
                              CONDITIONS TO CLOSING

     4.1 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement shall be subject to each of the following conditions:

          (a) CLOSING DELIVERIES. At the Closing, Buyer shall have delivered or caused to be delivered to Seller the following:

               (i) resolutions duly adopted by the Board of Directors of Buyer authorizing and approving the purchase of shares and the execution, delivery and performance of this Agreement;

               (ii) executed Convertible Note;

               (v)  this Agreement duly executed by Buyer;

               (vi) such other documents as Seller may reasonably request in connection with the transactions contemplated hereby.

          (b) REPRESENTATIONS AND WARRANTIES TO BE TRUE. The representations and warranties of Buyer herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Buyer shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

          (c) CURRENT ON SEC FILINGS. At the Closing, Buyer will be current on all SEC filings and tax obligations and will have had no material changes to its business or financial condition.

     4.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement shall be subject to each of the following conditions:

          (a) CLOSING DELIVERIES. On the Closing Date, Seller shall have delivered to Buyer the following:

               (i) one or more certificates representing the Starway Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock power;

               (ii) this Agreement duly executed by Seller; and

               (iii) such other documents as Buyer may reasonably request in connection with the transactions contemplated hereby.

          (b) REPRESENTATIONS AND WARRANTIES TO BE TRUE. The representations and warranties of Seller herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.


                                    ARTICLE 5
                               GENERAL PROVISIONS

     5.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

     5.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

     5.3 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

     5.4 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

     5.5 SEPARATE COUNSEL. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

     5.6 GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, U.S.A. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the City of Los Angeles, California and each party hereby waives any right to object to the convenience of such venue.

     5.7 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

     5.8 AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

     5.9 PARTIES IN INTEREST: NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

     5.10 WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     5.11 EXPENSES. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER:                                     BUYER:


EuroFaith Holdings, Inc.,                   Rim Holdings, Inc.,
a British Virgin Islands corporation        a Nevada corporation



By: /s/ Sim Lai Fun                         By: /s/ Lee Kam Man
    --------------------------------            --------------------------------
Name: Sim Lai Fun                           Name:  Lee Kam Man
Title: Sole Director                        Title: Chief Executive Officer

                                    EXHIBIT A

                           CONVERTIBLE PROMISSORY NOTE


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                                                 Date of Issuance: June 30, 2004

                                                                    $120,000,000


                           CONVERTIBLE PROMISSORY NOTE
                              DUE DECEMBER 31, 2004

     THIS CONVERTIBLE PROMISSORY NOTE is issued by Rim Holdings, Inc., a Nevada corporation (the "Company"), designated as its Convertible Promissory Note, due December 31, 2004 (the "CONVERTIBLE NOTE") issued pursuant to the Stock Purchase Agreement dated June 29, 2004 between Eurofaith Holdings, Inc., a British Virgin Islands corporation and the Company (the "Purchase Agreement").

     FOR VALUE RECEIVED, the Company promises to pay to Eurofaith Holdings, Inc. or its registered assigns (the "HOLDER"), the principal sum of $120,000,000 on December 31, 2004 or such earlier date as the Convertible Note is required or permitted to be repaid as provided hereunder (the "MATURITY DATE"), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Convertible Note at the rate of 5% per annum, payable on the Maturity Date as set forth herein. Interest shall be calculated on the basis of a 360-day year and shall accrue on the Maturity Date. On the Maturity Date, the Company may, in its sole discretion, pay the principal sum and interest accrued by issuing to the Holder 223,073,380 at $0.50 per share (11,153,669 at $10.76 per share post a contemplated 1 for 20 reverse stock split) shares of the Company's restricted common stock.

     This Convertible Note is subject to the following additional provisions:

1. SUBJECT TO PURCHASE AGREEMENT. This Convertible Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Convertible Note, the Company and any agent of the Company may treat the Person in whose name this Convertible Note is duly registered on the Convertible Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Convertible Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

2.   EVENTS OF DEFAULT.

     (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (i) any default in the payment of the principal of, interest on, or liquidated damages in respect of, any Convertible Note, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 30 days of notice of such default sent by the Holder;

          (ii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing.

     (b) REMEDIES UPON DEFAULT. If any Event of Default occurs and is continuing, the full principal amount of this Convertible Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Convertible Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.   CONVERSION.

     (a) CONVERSION RIGHT. At any time after the Original Issue Date until this Convertible Note is no longer outstanding, this Convertible Note shall be convertible into shares of Common Stock at the option of the Holder, in whole (and not in part) at any time and from time to time (subject to the limitations on conversion set forth in this Section 3(a) hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as ANNEX A (a "NOTICE OF CONVERSION"), specifying therein the principal amount of Convertible Note to be converted and the date on which such conversion is to be effected (a "CONVERSION DATE"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall be required to physically surrender Convertible Note to the Company. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Convertible Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversion. The Holder and any assignee, by acceptance of this Convertible Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of this Convertible Note, the principal amount of this Convertible Note may be less than the amount stated on the face hereof.

     (b) UNDERLYING SHARES ISSUABLE UPON CONVERSION AND PURSUANT TO THE CONVERSION OF PRINCIPAL AMOUNT. The number of shares of Common Stock issuable upon a conversion shall be 223,073,380 (11,153,669 post a contemplated 1 for 20 reverse stock split) shares of the Company's restricted common stock (the "Underlying Shares").

     (d) DELIVERIES UPON CONVERSION. Not later than 10 Trading Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Underlying Shares representing the number of shares of Common Stock being acquired upon the conversion of Convertible Note (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest).

     (f)  ADJUSTMENTS.

          (i) If the Company, at any time while the Convertible Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Convertible Note, including interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the number of Underlying Shares into which this Convertible Note is convertible into shall be correspondingly adjusted by multiplying such number of shares by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (ii) All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding on a fully diluted basis.

     (g) The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

     (h) The issuance of certificates for shares of the Common Stock on conversion of the Convertible Note shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Convertible Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4. DEFINITIONS. For the purposes hereof, in addition to the terms defined elsewhere in this Convertible Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

     "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the common stock, $0.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Convertible Note regardless of the number of transfers of any Convertible Note and regardless of the number of instruments which may be issued to evidence such Convertible Note.

     "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "TRADING DAY" means (a) a day on which the shares of Common Stock are traded on a Principal Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not quoted on a Principal Market, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

     "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of Convertible Note or as payment of interest in accordance with the terms hereof.

5. DEBT OBLIGATION. This Convertible Note is a direct debt obligation of the Company. This Convertible Note ranks PARI PASSU with all other Convertible Notes now or hereafter issued under the terms set forth herein.

6. REPLACEMENT OF NOTE. If this Convertible Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Convertible Note, or in lieu of or in substitution for a lost, stolen or destroyed Convertible Note, a new Convertible Note for the principal amount of this Convertible Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Convertible Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

7. INTERPRETATION; CHOICE OF LAW. All questions concerning the construction, validity, enforcement and interpretation of this Convertible Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Convertible Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8. WAIVER. Any waiver by the Company or the Holder of a breach of any provision of this Convertible Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Convertible Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Convertible Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Convertible Note. Any waiver must be in writing.

9. MISCELLANEOUS. If any provision of this Convertible Note is invalid, illegal or unenforceable, the balance of this Convertible Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Convertible Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.


                              *********************

     IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date first above indicated.


                                            RIM HOLDINGS, INC.




                                            By: /s/ Lee Kam Man
                                                --------------------------------
                                            Name: Lee Kam Man
                                            Title: Chief Executive Officer

                                     ANNEX A

                              NOTICE OF CONVERSION


The undersigned hereby elects to convert principal under the Convertible Note of Rim Holdings, Inc. (the "Company"), due on December 31, 2004, into 470,611,780 (23,530,589 post a contemplated 1 for 20 reverse stock split) shares of common stock (the "COMMON STOCK"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.


                                            HOLDER:

                                            EuroFaith Holdings, Inc.



                                            By:  _______________________________
                                            Name: Sim Lai Fun
                                            Title: Sole Director